Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
IntriCon Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-33712) and Form S-8 (No. 333-16377, 333-66433, 333-59694 and 333-129104) of IntriCon Corporation (formerly Selas Corporation of America) of our report dated February 18, 2006 which appears on page 27 of this annual report on Form 10-K for the year ended December 31, 2005.

/s/ Virchow Krause & Company, LLP

Minneapolis, Minnesota
March 17, 2006